Exhibit 99.1

Freight Technologies Announces Full Year 2024 Results and Outlook for 2025

Gross margin % improvement | Lower net loss | Improved cash flow from operations

HOUSTON - April 14, 2025 — Freight Technologies, Inc. (Nasdaq: FRGT; “Fr8Tech” or the “Company”), a logistics management innovation company, offering a diverse portfolio of technology-driven solutions, today announced its results for the full year ended December 31, 2024.

“2024 was a transformative year for Fr8Tech, highlighted by improvements across several key metrics including gross margins and cash flow from operations. In July, we launched Waavely, a state-of-the-art platform for ocean freight booking and management which continues to successfully handle ocean freight. The Company also on-boarded many new customers to its platform in 2024, with continued momentum in the first quarter 2025, including new or expanded agreements with several multi-national enterprises. In 2025 we continue to demonstrate our commitment to innovation, with the successful launch of Fleet Rocket, our cost-effective Transportation Management System (TMS) for brokers, shippers and other logistics operators, and the introduction of our advanced AI Tendering Bot, designed to automate and streamline the load tendering process. Cumulatively, these activities and advancements position Fr8Tech as a comprehensive digital freight-logistics technology company. We remain focused on the expansion and adoption of our innovative and cost-effective solutions, and our automation-driven service offerings and lean corporate positioning enable the Company and our customers to best navigate the current macroeconomic trade environment,” said Javier Selgas, CEO of Fr8Tech.

Business Highlights

●	The Company released many new features and capabilities to Fr8App including:18 tracking integrations with GPS providers; ETA calculations; automatic status updates; WhatsApp notifications; bespoke integrations with customer platforms; facilities management; and, new reports and analytics.

●	The Company made substantial progress with the development and showcasing of Fleet Rocket, which was formally launched in February 2025.

●	Waavely, an ocean freight booking and management platform for container shipments, was launched in July 2024.

●	Fr8Fleet, the Company’s dedicated capacity service, realized 42% year-over-year revenue growth.

●	With a more than 80% response rate on a customer satisfaction survey, Fr8Tech received highly positive customer feedback on logistics and customer service with average scores greater than four out of five.

●	The Company achieved ISO 9001:2015 certification, demonstrating its commitment to quality controls and best-in-class management standards.

Financial Highlights

●	Gross margin percentage increased 1.8% year-over-year to 9.8% in 2024 from 7.9% in 2023 as the Company actively sought more profitable routes in the cross-border and domestic spot markets and made operational efficiency improvements to its dedicated services.

●	Cash flow from operations improved by $1.6 million year-over-year to -$4.2 million from -$5.8 million in 2023 primarily due to improved margins, faster collections and better working capital management.

●	Net loss improved year-over-year by $3.7 million to -$5.6 million in 2024 from -$9.3 million in 2023, despite lower revenue, due to higher gross margin percentage, lower operating expenses and efficiencies, and extinguishing long-term debt.

2025 Annual Outlook

The Company expects to continue to improve its financial results in 2025, as it transitions further to a leading logistics technology provider with its software offering and AI-powered solutions across the Fr8App platform.

●	Revenue: $20 million to $25 million

●	Gross Profit: $2 million to $3 million

●	Operating Loss: -$4 million to -$5.5 million

About Freight Technologies Inc.

Freight Technologies (Nasdaq: FRGT) (“Fr8Tech”) is a technology company offering a diverse portfolio of proprietary platform solutions powered by AI and machine learning to optimize and automate the supply chain process. Focused on addressing the distinct challenges within the supply chain ecosystem, the Company’s portfolio of solutions includes the Fr8App platform for seamless Over-the-Road (OTR) B2B cross-border shipping across the USMCA region; Fr8Now, a specialized service for less-than-truckload (LTL) shipping; Fr8Fleet, a dedicated capacity service for enterprise clients in Mexico; Waavely, a digital platform for efficient ocean freight booking and management of container shipments between North America and ports worldwide and Fleet Rocket a nimble, scalable and cost-effective Transportation Management System (TMS) for brokers, shippers, and other logistics operator Together, each product is interconnected within a unified platform to connect carriers and shippers and significantly improve matching and operation efficiency via innovative technologies such as live pricing and real-time tracking, digital freight marketplace, brokerage support, transportation management, fleet management, and committed capacity solutions. The company is headquartered in Houston, Texas. For more information, please visit fr8technologies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Fr8Tech’s and Fr8App Inc.’s actual results may differ from their expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Fr8Tech’s and Fr8App Inc.’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to obtain or maintain the listing of Fr8Tech’s ordinary shares on Nasdaq; (2) changes in applicable laws or regulations; (3) the possibility that Fr8Tech or Fr8App Inc. may be adversely affected by other economic, business and/or competitive factors; (4) risks relating to the uncertainty of the projected financial information with respect to Fr8App Inc.; (5) risks related to the organic and inorganic growth of Fr8App Inc.’s business and the timing of expected business milestones; and (6) other risks and uncertainties identified, including those under “Risk Factors,” to be filed in Fr8Tech other filings with the Securities Exchange Commission.

Fr8Tech cautions that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Fr8Tech and Fr8App Inc. caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Fr8Tech and Fr8App Inc. do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Year ended December 31, 2024 as compared to the year ended December 31, 2023

Schedule I

FREIGHT TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2024	2023
Revenue	$13,728,922	$17,060,753
Cost and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	12,389,520	15,709,673
Compensation and employee benefits	5,349,764	5,963,713
General and administrative	1,983,901	3,163,639
Sales and marketing	65,574	80,328
Depreciation and amortization	430,414	404,598
Total cost and expenses	20,219,173	25,321,951

Operating loss	(6,490,251)	(8,261,198)

Other income and expenses
Interest expense, net	(673,858)	(807,939)
Other expense, net	-	(498,917)
Gain from extinguishment of debts	1,607,766	-
Change in fair value of convertible note	22,602	345,396
Income (loss) before provision for income taxes	(5,533,741)	(9,222,658)

Income tax expense	67,486	104,948

Net loss	$(5,601,227)	$(9,327,606)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(6.14)	$(194.87)
Weighted average number of ordinary shares	912,837	47,867

Net loss	$(5,601,227)	$(9,327,606)
Other comprehensive gain (loss) net of tax
Foreign currency translation gain (loss)	(1,740,552)	452,917
Comprehensive loss	$(7,341,779)	$(8,874,689)

The accompanying notes are an integral part of these consolidated financial statements.

Schedule II

FREIGHT TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023
ASSETS:
Current assets:
Cash and cash equivalents	$204,032	$1,560,105
Accounts receivable, net	3,533,330	5,360,493
Unbilled receivables	520,037	961,747
Prepaid expenses and other current assets	792,147	1,270,744
Total current assets	5,049,546	9,153,089

Capitalized software, net	574,109	771,133
Property and equipment, net	13,238	18,239
Other long-term assets	39,988	80,674
Security deposits	7,818	7,818
Intangible assets, net	5,546	6,359
Total assets	$5,690,245	$10,037,312

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
Current liabilities:
Accounts payable	$1,442,517	$1,875,727
Accrued expenses	1,280,563	2,239,171
Short-term borrowings	3,343,710	2,819,620
Income tax payable	278,215	220,180
Insurance financing payable	-	13,191
Total current liabilities	6,345,005	7,167,889

Convertible notes payable– long term	-	242,442
Total liabilities	6,345,005	7,410,331

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Series A preferred stock, $0.0001 par value, (*) shares authorized; 1,815,438 and 162,732,288 issued and outstanding at December 31, 2024 and 2023, respectively	182	16,274
Series B preferred stock, $0.0001 par value, 21,000,000 shares authorized; 1,262,074 and 1,262,074 issued and outstanding at December 31, 2024 and 2023, respectively	126	126
Series seed preferred stock, $0.0001 par value, 25,000 shares authorized; 7,020 and 7,020 issued and outstanding at December 31, 2024 and 2023, respectively	-	-

Ordinary shares, no par value, (**) unlimited shares authorized; 2,185,074 and 2,191,924 shares ($1.10 par value in 2023) issued and outstanding at December 31, 2024 and 2023, respectively	-	2,411,118
Additional paid-in capital	45,510,375	39,023,126
Accumulated deficit	(44,916,779)	(39,315,551)
Accumulated other comprehensive income (loss)	(1,248,664)	491,888
Total stockholders’ equity (deficit)	(654,760)	2,626,981
Total liabilities and stockholders’ equity (deficit)	$5,690,245	$10,037,312

(*)	List of authorized shares for Series A preferred

a. Series A1A preferred shares: 10,000,000 authorized shares

b. Series A2 preferred shares: 3,000,000 authorized shares

c. Series A4 preferred shares: unlimited authorized shares

(**)	Ordinary Share par value was change to no par value in June 2024.

The accompanying notes are an integral part of these consolidated financial statements.

Schedule III

FREIGHT TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(5,601,227)	$(9,327,606)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	430,414	404,598
Share-based compensation	981,023	1,153,787
Non-cash interest	-	449,147
Change in fair market value of convertible note	(22,602)	(345,396)
Conversion inducement expense	-	129,259
Gain from extinguishment of debt	(1,607,766)	-
Changes in operating assets and liabilities:
Accounts receivable	1,120,176	45,383
Unbilled receivables	334,728	1,070,440
Prepaid expense and other assets	591,263	288,272
Security deposits	-	11,457
Accounts payable	(272,319)	(181,880)
Accrued expenses	(217,893)	435,193
Income tax payable	58,035	76,662
Net cash used in operating activities	(4,206,168)	(5,790,684)

Cash flows from investing activities:
Capitalization of software development costs	(336,153)	(328,645)
Purchase of property and equipment	(9,570)	(34,724)
Net cash used in investing activities	(345,723)	(363,369)

Cash flows from financing activities:
Proceeds from convertible notes	-	7,675,000
Proceeds from notes payable, net of discounts	875,000	-
Repayment of insurance financing payable	(236,082)	(346,524)
Proceeds from issuance of common stock from ATM Offering	3,079,016	-
Repayment of short-term borrowings	(16,378,757)	(19,385,421)
Proceeds from short-term borrowings	16,902,846	18,857,667
Net cash provided by financing activities	4,242,023	6,800,722

Net (decrease) increase in cash and cash equivalents	(309,868)	646,669

Effect of exchange rate changes on cash and cash equivalents	(1,046,205)	(99,564)

Cash and cash equivalents at beginning of the period	1,560,105	1,013,000
Cash, cash equivalents and restricted cash at end of the period	$204,032	$1,560,105

Supplemental disclosure of cash flow information
Cash paid for interest	$675,628	$816,819

Supplemental disclosure of non-cash activity
Financing of insurance premiums	$222,891	$341,653
Conversion of convertible notes to preferred stock	$-	$7,054,065
Conversion of convertible notes to ordinary shares	$-	$1,040,000
Conversion of preferred stock to ordinary shares	$-	$1,368,907
Conversion of warrants to ordinary shares	$-	$60,253

Reconciliation of cash, cash equivalents, and restricted cash reported in the consolidated balance sheet
Cash and cash equivalents	$204,032	$1,560,105
Total cash, cash equivalents and restricted cash shown in the consolidated statement of cash flows	$204,032	$1,560,105

The accompanying notes are an integral part of these consolidated financial statements.

Fr8Tech Contact:

Jason Finkelstein

IGNITION Investor Relations

investors@fr8technologies.com